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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 25th day of January, 1999, by and between Kirk Scoggins, residing at 1901 Brookline Avenue, Tampa, Florida 33629 (hereinafter referred to as the "Employee") and DIGITAL SOLUTIONS, INC., a New Jersey corporation with principal offices located at 300 Atrium Drive, Somerset, New Jersey 08873 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company and its subsidiaries are engaged in the business of providing Human Resource Administrative Services; and

         WHEREAS, the Company desires to employ the Employee for the purpose of securing for the Company the experience, ability and services of the Employee; and

         WHEREAS, the Employee desires to be employed with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                   EMPLOYMENT

         Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Employee, and the Employee hereby accepts such continued employment in his capacity as President of the Company's Professional Employer Organization ("PEO").


                                   ARTICLE II
                                     DUTIES

         1. The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's CEO, perform such duties and functions as he may be called upon to perform by the Company's CEO during the term of this Agreement.


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         2. The Employee agrees to devote full business time and his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company.

         3. The Employee shall perform, in conjunction with the Company's Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

         a. Those duties attendant to the position with the Company for which he is hired;

         b. Establish and implement current and long range objectives, plans, and policies, subject to the approval of the CEO and Board of Directors;

         c. Financial planning for the PEO Division;

         d. Managerial oversight of the Company's PEO business;

         e. Ensure that all Company's PEO activities and operations are carried out in compliance with local, state and federal regulations and laws governing business operations;

         f. Work with the CEO on business expansion of the PEO Company, including acquisitions, joint ventures, and other opportunities; and

         g. Promotion of the relationships of the Company and its subsidiaries with their respective employees, customers, suppliers and others in the business community.

         h. Employee shall be based in the Pinellas and Hillsborough, Florida counties area and shall undertake such travel, within or outside the United States, as is or may be reasonably necessary in the interests of the Company.

                                   ARTICLE III

                                  COMPENSATION

         1. Commencing the date hereof and during the term hereof, Employee shall be compensated initially at the rate of $175,000 per annum, subject to such increases to be determined on each 12-month anniversary during the term of this Agreement (the "Base Salary"), which shall be paid to Employee as in accordance with the Company's regular payroll periods.

         2. Employee shall be entitled to receive a bonus (the "Bonus") in accordance with the Company's Senior Management Incentive Program to be determined within 30 days of commencement of this Agreement and thereafter within 30 days of the beginning of each fiscal


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year.

         3. The Company shall deduct from Employee's compensation all federal, state, and local taxes which it may now or may hereafter be required to deduct.

                                   ARTICLE IV
                                    BENEFITS

         1. During the term hereof, the Company shall provide Employee with group health care and insurance benefits as generally made available to the Company's senior management; provide such other insurance benefits obtained by the Company and made generally available to the Company's senior management (the Company will reimburse the Employee to the extent his health and welfare benefits are reduced from those in effect at the TeamStaff Companies at the time of the acquisition by the Company); reimburse the Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Employee on behalf of the Company upon presentation of suitable documentation; and pay to Employee the sum of $800 per month as and for an automobile allowance.

         2. In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

         3. For each year of the term hereof, Employee shall be initially entitled to five (5) weeks paid vacation.

                                    ARTICLE V
                                 NON-DISCLOSURE

         The Employee shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, computerized payroll, accounting and information business, personnel and/or employee leasing business of the Company and its subsidiaries, including information relating to any customer of the


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Company or pool of temporary employees, or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company.

                                   ARTICLE VI
                              RESTRICTIVE COVENANT

         1. In the event of the voluntary termination of employment with the Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article VIII, or the expiration of the term hereof without renewal, Employee agrees that he will not, for a period of two (2) years following such termination (or expiration, as the case may be) directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is located in the States of Florida, New Jersey, New York, and Texas or any other state the Company is operating in and is involved in the professional employer organization business, or is otherwise engaged in the same or similar business as the Company shall be engaged and is in direct competition with the Company, or which the Company is in the process of developing, during the tenure of Employee's employment by the Company. Notwithstanding the foregoing, the ownership by Employee of less than 5 percent of the shares of any publicly held corporation shall not violate the provisions of this Article VI.

         2. In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any computerized payroll, employee leasing, or permanent or temporary personnel business, or any business similar to the business in which the Company was engaged, or in the process of developing during Employee's tenure with


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the Company, solicit any customer or employee of the Company who was a customer or employee of the Company during the tenure of his employment.

         3. If any court shall hold that the duration of non-competition or any other restriction contained in this Article is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

                                   ARTICLE VII
                                      TERM

         1. This Agreement shall be for a term of two (2) years commencing January 1, 1999 and terminating on December 31, 2000 unless sooner terminated as provided for herein (the "Expiration Date").

         2. Unless this Agreement is earlier terminated pursuant to the terms hereof, the Company agrees to notify Employee in writing whether it intends to negotiate a renewal of this Agreement by notice six (6) months prior to the Expiration Date. In the event the Company fails to so notify the Employee, the term of this Agreement shall be extended for an additional one (1) year.


                                  ARTICLE VIII
                             DISABILITY DURING TERM

         In the event Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of four (4) consecutive months, and the Company elects to terminate this agreement in accordance with Article IX, paragraph (B) then, and in that event, Employee shall receive his Base Salary as provided under Article III of this Agreement for a period of twelve (12) months commencing from the date of such total disability. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive from insurance policies provided by the Company.


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                                   ARTICLE IX
                                   TERMINATION

         The Company may terminate this Agreement:

         a. Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns, and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid incentive compensation and special bonus compensation on a pro rata basis.

         b. Subject to the terms of Article VIII, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

         c. Upon written notice from the Company to the Employee, at any time for "Cause." For purposes of this Agreement, "Cause" shall be defined as: willful disobedience by the Employee of a material and lawful instruction of the CEO or the Board of Directors of the Company; conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony, excluding traffic-related offenses; breach by the Employee of any material provision of this Agreement; or conduct amounting to fraud, dishonesty, negligence, willful misconduct, recurring insubordination, inattention to or unsatisfactory performance of duties which adversely affects operations of the Company, or excessive absences from work, provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (a) and (b) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within thirty
(30) days after his receipt of such notice.

         d. In the event the Company demotes, substantially reduces the duties of or reduces the salary or benefits of the employee, the employee may elect to treat this Agreement as terminated for "good reason." In the event of termination of this Agreement for good reason, the employee shall be entitled to payment of the greater of all salary, benefits and stock grants or options due for the remaining term of the Agreement or the severance payments as defined in
Article VII(c) herein, in



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addition to any rights or remedies available to the employee at law or in equity.

         e. In the event of the termination of this Agreement and the discharge of Employee by the Company in breach and violation of this Agreement, Employee shall not be obligated to mitigate damages by seeking or obtaining alternate employment.

                                    ARTICLE X
                         TERMINATION OF PRIOR AGREEMENTS

         This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written prior to the effective date of this Agreement.

                                   ARTICLE XI
                                  STOCK OPTIONS

         As an inducement to Employee to enter into this Agreement the Company hereby grants to Employee options to purchase shares of the Company's Common Stock, $.001 par value, upon and subject to the following conditions:

                  (a) Subject to the terms and conditions of the Company's Senior Management Incentive Plan (the "Plan"), and the terms and conditions set forth in the Stock Option Certificate which are incorporated herein by reference, the Employee is hereby granted options to purchase 100,000 shares of the Company's Common Stock of which options to purchase 50,000 shares shall be vested on the second anniversary hereof. The option shall contain such other terms and conditions as set forth in the stock option agreement. The exercise price of the options shall be the closing market price of the Common Stock on the date hereof. The foregoing options shall be qualified as incentive stock options to the maximum as allowed by law. The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan. Such Option shall terminate as provided in the Plan.

                                   ARTICLE XII
                         ARBITRATION AND INDEMNIFICATION

         Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles V or VI



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hereof shall be settled through final and binding arbitration before a single arbitrator in the State of Florida in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

         The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, and to the fullest extent permitted by law. The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company, provided such insurance can be obtained without unreasonable effort and expense.

                                  ARTICLE XIII
                                  SEVERABILITY

         If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XIV
                                     NOTICE

         All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person, with written acknowledgment received, or mailed by certified mail, return receipt requested, as follows:



                  IF TO THE COMPANY:                 Digital Solutions, Inc.
                                                     300 Atrium Drive
                                                     Somerset, NJ 08873



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                  IF TO THE EMPLOYEE:                Kirk Scoggins
                                                     901 Brookline Avenue
                                                     Tampa, FL 33629

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Notice shall be effective three (3) days after delivery or mailing.

                                   ARTICLE XV
                                     BENEFIT

         This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                   ARTICLE XVI
                                     WAIVER

         The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVII
                                  GOVERNING LAW

         This Agreement has been negotiated and executed in the State of Florida shall govern its construction and validity.

                                  ARTICLE XVIII
                                  JURISDICTION

         Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of Florida, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of Florida.

                                   ARTICLE XIX
                                ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                            DIGITAL SOLUTIONS, INC.



                                            By:________________________________
                                                     Donald W. Kappauf
                                                     President & CEO



                                            -----------------------------------
                                                     Kirk Scoggins

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